EXHIBIT 99.1

LITHIA MOTORS Q2 REVENUES GROW 11% TO A RECORD $885 MILLION;
EARNINGS FROM CONTINUING OPERATIONS OF 50 CENTS PER SHARE

MEDFORD, OREGON, July 26, 2007 (4:05 p.m. EDT) – Lithia Motors, Inc. (NYSE: LAD) today announced that second quarter 2007 sales increased 11% to $885.1 million as compared to $801.2 million in the same period last year. New vehicle sales increased 10%, used vehicle sales increased 9%, finance/insurance sales increased 5%, and parts/service sales increased 19%.

Second quarter 2007 net income from continuing operations was $10.7 million as compared to $12.1 million in the second quarter of 2006. Diluted earnings per share from continuing operations were $0.50 as compared to $0.57 in the second quarter of 2006. For a more accurate comparison of earnings, last year’s fair market value adjustment to our swaps needs to be considered. Our interest rate swaps did not qualify for hedge accounting in 2006, which had the effect of increasing second quarter 2006 earnings per share by 3 cents. Our swaps do qualify for hedge accounting in 2007 and there was no comparable effect on earnings per share in the second quarter.

Sid DeBoer, Lithia’s Chairman and CEO, commented, “The highlight of the quarter was Lithia’s parts and service business which continued its strong performance with same-store sales growth of 4.6% on top of 8.0% growth in the second quarter of last year.”

“Total sales grew 11% in the second quarter driven by strong parts and service sales and revenues from acquisitions made in the past 12 months. Second quarter total same-store sales declined 2.0%; however, we had a difficult comparison against 9.3% growth in the second quarter of 2006. Regardless of the difficult year over year comparisons, retail sales have been lackluster in the first half of the year. We believe that we are seeing a challenging retail environment for automotive sales in our markets that will continue for the rest of the year. This is related to the ripple affects from the slowdown in residential construction, high gas prices and customer concerns over personal debt.”

“Vehicle inventories are at low levels going into the third quarter of the year. New vehicle inventories at the end of June were 9 days below our historical average levels. Finally, earnings per share from continuing operations in the second quarter were down 12% from last year as a result of the retail sales environment, continuing costs related to L2 Auto and our future operating initiatives and higher year over year interest expense,” concluded Mr. DeBoer.

For the six-month period ending June 30, 2007, total sales increased 10% to $1.66 billion as compared to $1.51 billion in the same period last year. New vehicle sales increased 9%, used vehicle sales increased 9%, finance/insurance sales increased 8%, and parts/service sales increased 20%.

For the first six-months, Lithia’s net income from continuing operations was $17.9 million as compared to $22.9 million in 2006. Diluted earnings per share from continuing operations were $0.85 as compared to $1.08 in the first six-months of 2006. Last year’s fair market value adjustment to our swaps had the effect of increasing first half 2006 earnings per share by 7 cents. There was no comparable effect on earnings per share in the first half of this year.

Jeffrey B. DeBoer, Senior Vice President and CFO added, “We are lowering our guidance for the full-year 2007. Our initial 2007 guidance was in-line with what we had earned for the full-year 2006. We are adjusting guidance lower to take into account the slower than expected retail environment in the first half of the year and the costs associated with the investments, for the future, we are making in our company this year. We do not foresee an impact to the company’s dividend or current operating initiatives as a result of our updated projections for the year.”

“In the second quarter, we had five stores and one body shop classified as discontinued operations as we continue to dispose of our lowest performing operations. Of the 12 cents in discontinued operations, 1 cent is related to operating losses and 11 cents are due to a one-time non-cash write-off of intangibles related to the discontinued stores.”

“The full-year 2007 guidance is on a continuing operations basis and assumes a steady pace of acquisitions and dispositions," concluded Jeffrey B. DeBoer.

Guidance
Earnings per Share	FY 2007
From Continuing Operations:	$1.60 - $1.80

Conference Call Information
Lithia Motors will be providing more detailed information on the results for the second quarter 2007 in its conference call scheduled for today at 2 p.m. PDT and 5 p.m. EDT. The call can be accessed live by calling 973-582-2750; Conference ID #: 9010604. To listen LIVE on our website or for REPLAY: Log-on to www.Lithia.com – Go to Investor Relations – and click on the Conference Call Icon.

About Lithia
Lithia Motors, Inc. is a Fortune 700 and Russell 2000 Company. Lithia sells 30 brands of new vehicles at 108 stores which are located in 46 markets within 15 states. Internet sales are centralized at www.Lithia.com. Lithia also sells used vehicles; arranges finance, warranty, and credit insurance contracts; and provides vehicle parts, maintenance, and repair services at all of its locations. Lithia retailed 109,648 new and used vehicles and had $3.17 billion in total revenue in 2006.

Forward Looking Statements
This press release includes forward looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to certain risk factors including, without limitation, economic conditions, acquisition risk factors and others set forth from time to time in the company’s filings with the SEC. Specific risks in this press release include the accuracy of the company’s internal forecasts, comments and predictions related to the retail sales environment, anticipated costs related to new initiatives and projected full-year 2007 earnings per share guidance.

Additional Information
For additional information on Lithia Motors, contact the Investor Relations Department: (541) 776-6591 or log-on to: www.lithia.com – go to Investor Relations

LITHIA MOTORS, INC.
(In Thousands except per share data)

Unaudited	Three Months Ended
	June 30,		$ Increase	% Increase
	2007	2006	(Decrease)	(Decrease)
New Vehicle Sales	$515,234	$468,710	$46,524	9.9%
Used Vehicle Sales	238,936	219,149	19,787	9.0
Finance & Insurance	33,143	31,487	1,656	5.3
Service, Body & Parts Sales	96,490	81,062	15,428	19.0
Fleet & Other Revenues	1,306	796	510	64.1
Total Revenues	885,109	801,204	83,905	10.5
Cost of Sales	736,797	664,909	71,888	10.8
Gross Profit	148,312	136,295	12,017	8.8
SG&A Expense	112,135	100,482	11,653	11.6
Depreciation/Amortization	5,097	4,007	1,090	27.2
Income from Operations	31,080	31,806	(726)	(2.3)
Flooring Interest Expense	(8,480)	(7,800)	680	8.7
Other Interest Expense	(5,039)	(3,312)	1,727	52.1
Other Income, net	113	261	(148)	(56.7)
Income from continuing operations
before income taxes	17,674	20,955	(3,281)	(15.7)
Income Tax Expense	7,022	8,834	(1,812)	(20.5)
Income Tax Rate	39.7%	42.2%
Income from continuing ops.	10,652	12,121	(1,469)	(12.1)%
Discontinued Operations:
Loss from operations, net of tax	(228)	(230)
Loss from impairment, net of tax	(2,481)	0
Loss from discontinued
operations, net of income tax	(2,709)	(230)	2,479	1,077.8
Net Income	$7,943	$11,891	$(3,948)	(33.2)%

Diluted Net Income per share:
Continuing Operations	$0.50	$0.57	$(0.07)	$(12.3)%
Discontinued Operations:
Loss from operations	(0.01)	(0.01)
Loss from impairment	(0.11)	0
Total Discontinued Operations	(0.12)	(0.01)
Net Income per share	$0.38	$0.56	(0.18)	(32.1)%
Diluted Shares Outstanding	22,109	22,150	(41)	(0.2)%

LITHIA MOTORS, INC.	Three Months Ended
(Continuing Operations)	June 30,		Increase	% Increase
Unit Sales:	2007	2006	(Decrease)	(Decrease)
New Vehicle	17,882	17,326	556	3.2%
Used – Retail Vehicle	11,814	11,328	486	4.3
Used - Wholesale	6,625	5,999	626	10.4
Total Units Sold	36,321	34,653	1,668	4.8

Average Selling Price:
New Vehicle	$28,813	$27,052	$1,761	6.5%
Used – Retail Vehicle	16,676	16,161	515	3.2
Used - Wholesale	6,329	6,013	316	5.3

Key Financial Data:
Gross Profit Margin	16.8%	17.0%	-20bps
SG&A as a % of Gross Profit	75.6%	73.7%	+190bps
Operating Margin	3.5%	4.0%	-50bps
Pre-Tax Margin	2.0%	2.6%	-60bps

Gross Margin/Profit Data
New Vehicle Retail	7.3%	7.3%	-
Used Vehicle Retail	15.0%	15.8%	-80bps
Used Vehicle Wholesale	2.7%	2.8%	-10bps
Service, Body & Parts	48.2%	49.3%	-110bps
Finance & Insurance	100.0%	100.0%	-
New Retail Gross Profit/Unit	$2,101	$1,988	+$113
Used Retail Gross Profit/Unit	$2,497	$2,560	-$63
Used Wholesale Gross Profit/Unit	$173	$170	+$3
Finance & Insurance/Retail Unit	$1,116	$1,099	+$17

Revenue Mix:
New Vehicles	58.2%	58.5%
Used Retail Vehicles	22.3%	22.9%
Used Wholesale Vehicles	4.7%	4.5%
Finance and Insurance, Net	3.7%	3.9%
Service and Parts	10.9%	10.1%
Fleet and other	0.2%	0.1%

New Vehicle Unit Sales Brand Mix:
Chrysler Brands	38.9%	39.5%
General Motors & Saturn	15.7%	17.2%
Toyota	14.2%	13.0%
Honda	6.6%	5.4%
Ford	5.7%	7.4%
Hyundai	4.1%	4.8%
BMW	3.8%	2.3%
Nissan	3.2%	3.4%
Subaru	2.0%	2.8%
Volkswagen	2.0%	1.5%
Mercedes-Benz	1.1%	0.7%
Other	2.7%	2.0%
	100%	100%

Lithia Motors Selected Same Store Data

	Three Months Ended
	June 30,		Increase	% Increase
Same Store Unit Sales:	2007	2006	(Decrease)	(Decrease)
New Vehicle	15,956	17,204	(1,248)	(7.3)%
Used – Retail Vehicle	10,624	11,297	(673)	(6.0)
Used - Wholesale	5,902	5,999	(97)	(1.6)
Total Units Sold	32,482	34,500	(2,018)	(5.8)

Same Store Average Selling Price:
New Vehicle	$28,353	$27,041	$1,312	4.9%
Used – Retail Vehicle	16,452	16,160	292	1.8
Used - Wholesale	6,363	6,013	350	5.8

Same Store Retail Revenue
New Vehicle Retail Sales	(2.8)%	8.1%
Used Vehicle Retail Sales	(4.3)%	12.0%
Used Vehicle Wholesale Sales	4.1%	10.1%
Total Vehicle Sales (excluding fleet)	(2.8)%	9.2%
Finance & Insurance Sales	(1.4)%	15.8%
Service, Body & Parts Sales	4.6%	8.0%
Total Sales (excluding Fleet)	(2.0)%	9.3%
Total Gross Profit (excluding Fleet)	(3.0)%	7.5%

Same Store Average Gross Profit Data
New Retail Gross Profit/Unit	$2,058	$1,989	+$69
Used Retail Gross Profit/Unit	$2,450	$2,537	-$87
Used Wholesale Gross Profit/Unit	$166	$170	-$4

Same Store Total Sales Geographic Mix:
Texas	21.9%	19.0%
Oregon	16.2%	17.3%
California	12.1%	13.5%
Washington	11.8%	11.7%
Alaska	7.4%	7.6%
Montana	7.0%	5.9%
Colorado	6.9%	7.3%
Idaho	6.0%	6.4%
Nevada	4.4%	5.0%
Nebraska	2.8%	3.1%
South Dakota	2.3%	2.1%
New Mexico	1.2%	1.1%
	100%	100%

LITHIA MOTORS, INC.
(In Thousands except per share data)

Unaudited	Six Months Ended
	June 30,		$ Increase	% Increase
	2007	2006	(Decrease)	(Decrease)
New Vehicle Sales	$952,741	$872,799	$79,942	9.2%
Used Vehicle Sales	451,970	415,269	36,701	8.8
Finance & Insurance	62,787	57,905	4,882	8.4
Service, Body & Parts Sales	190,107	158,685	31,422	19.8
Fleet & Other Revenues	1,996	1,949	47	2.4
Total Revenues	1,659,601	1,506,607	152,994	10.2
Cost of Sales	1,375,311	1,247,132	128,179	10.3
Gross Profit	284,290	259,475	24,815	9.6
SG&A Expense	219,679	194,391	25,288	13.0
Depreciation/Amortization	9,860	7,848	2,012	25.6
Income from Operations	54,751	57,236	(2,485)	(4.3)
Flooring Interest Expense	(15,834)	(12,861)	2,973	23.1
Other Interest Expense	(9,667)	(6,335)	3,332	52.6
Other Income, net	325	637	(312)	(49.0)
Income from continuing operations
before income taxes	29,575	38,677	(9,102)	(23.5)
Income Tax Expense	11,698	15,737	(4,039)	(25.7)
Income Tax Rate	39.6%	40.7%
Income from continuing ops.	17,877	22,940	(5,063)	(22.1)%
Discontinued Operations:
Loss from operations, net of tax	(378)	(1,681)
Loss from impairment, net of tax	(2,481)	0
Loss from discontinued
operations, net of income tax	(2,859)	(1,681)	1,178	70.1
Net Income	$15,018	$21,259	$(6,241)	(29.4)%

Diluted Net Income per share:
Continuing Operations	$0.85	$1.08	$(0.23)	(21.3)%
Discontinued Operations:
Loss from operations	(0.02)	(0.08)
Loss from impairment	(0.11)	0
Discontinued Operations	(0.13)	(0.08)
Net Income per share	$0.72	$1.00	(0.28)	(28.0)%
Diluted Shares Outstanding	22,116	22,109	7	0.0%

LITHIA MOTORS, INC.	Six Months Ended
(Continuing Operations)	June 30,		Increase	% Increase
Unit Sales:	2007	2006	(Decrease)	(Decrease)
New Vehicle	33,165	31,798	1,367	4.3%
Used – Retail Vehicle	22,447	21,544	903	4.2
Used - Wholesale	12,687	11,174	1,513	13.5
Total Units Sold	68,299	64,516	3,783	5.9

Average Selling Price:
New Vehicle	$28,727	$27,448	$1,279	4.7%
Used – Retail Vehicle	16,456	16,098	358	2.2
Used - Wholesale	6,509	6,126	383	6.3

Key Financial Data:
Gross Profit Margin	17.1%	17.2%	-10bps
SG&A as a % of Gross Profit	77.3%	74.9%	+240bps
Operating Margin	3.3%	3.8%	-50bps
Pre-Tax Margin	1.8%	2.6%	-80bps

Gross Margin/Profit Data
New Vehicle Retail	7.5%	7.6%	-10bps
Used Vehicle Retail	15.0%	15.7%	-70bps
Used Vehicle Wholesale	3.4%	4.0%	-60bps
Service, Body & Parts	47.8%	48.5%	-70bps
Finance & Insurance	100.0%	100.0%	-

New Retail Gross Profit/Unit	$2,155	$2,096	+$59
Used Retail Gross Profit/Unit	$2,476	$2,521	-$45
Used Wholesale Gross Profit/Unit	$219	$244	-$25
Finance & Insurance/Retail Unit	$1,129	$1,086	+$43

Revenue Mix:
New Vehicles	57.4%	57.9%
Used Retail Vehicles	22.3%	23.0%
Used Wholesale Vehicles	4.9%	4.7%
Finance and Insurance, Net	3.8%	3.8%
Service and Parts	11.5%	10.5%
Fleet and other	0.1%	0.1%

New Vehicle Unit Sales Brand Mix:
Chrysler Brands	39.9%	41.1%
General Motors & Saturn	16.2%	16.2%
Toyota	13.5%	12.4%
Ford	6.1%	7.4%
Honda	6.0%	5.4%
BMW	3.8%	2.3%
Hyundai	3.7%	4.4%
Nissan	3.4%	3.6%
Subaru	2.2%	2.9%
Volkswagen	1.7%	1.4%
Mercedes-Benz	1.1%	0.6%
Other	2.4%	2.3%
	100%	100%

Lithia Motors Selected Same Store Data

	Six Months Ended
	June 30,		Increase	% Increase
Same Store Unit Sales:	2007	2006	(Decrease)	(Decrease)
New Vehicle	29,830	31,676	(1,846)	(5.8)%
Used – Retail Vehicle	20,383	21,513	(1,130)	(5.3)
Used - Wholesale	11,488	11,173	315	2.8
Total Units Sold	61,701	64,362	(2,661)	(4.1)

Same Store Average Selling Price:
New Vehicle	$28,254	$27,444	$810	3.0%
Used – Retail Vehicle	16,249	16,097	152	0.9
Used - Wholesale	6,528	6,123	405	6.6

Same Store Retail Revenue
New Vehicle Retail Sales	(3.0)%	9.4%
Used Vehicle Retail Sales	(4.4)%	4.4%
Used Vehicle Wholesale Sales	9.6%	3.7%
Total Vehicle Sales (excluding fleet)	(2.7)%	7.7%
Finance & Insurance Sales	0.7%	9.5%
Service, Body & Parts Sales	5.1%	5.3%
Total Sales (excluding Fleet)	(1.8)%	7.5%
Total Gross Profit (excluding Fleet)	(2.1)%	5.3%

Same Store Average Gross Profit Data
New Retail Gross Profit/Unit	$2,122	$2,097	+$25
Used Retail Gross Profit/Unit	$2,428	$2,490	-$62
Used Wholesale Gross Profit/Unit	$213	$254	-$41

Same Store Total Sales Geographic Mix:
Texas	21.3%	18.3%
Oregon	16.5%	17.9%
California	12.0%	13.5%
Washington	11.9%	11.5%
Alaska	7.2%	7.3%
Colorado	7.2%	7.4%
Montana	6.7%	6.1%
Idaho	6.0%	6.3%
Nevada	4.7%	5.2%
Nebraska	2.9%	3.2%
South Dakota	2.4%	2.2%
New Mexico	1.2%	1.1%
	100%	100%

LITHIA MOTORS, INC.

Balance Sheet Highlights (Dollars in Thousands)

	June 30, 2007	December 31, 2006
	Unaudited
Cash & Cash Equivalents	$32,903	$26,600
Trade Receivables*	131,278	118,528
Inventory	684,926	603,306
Assets Held for Sale	68,859	15,485
Other Current Assets	16,080	15,721
Total Current Assets	934,046	779,640

Real Estate, net	333,540	327,890
Equipment & Leases, net	95,513	89,213
Goodwill, net	309,065	307,424
Other Assets	74,938	75,190
Total Assets	$1,747,102	$1,579,357

Floorplan Notes Payable	$573,332	$499,679
Liabilities held for sale	48,513	11,610
Other Current Liabilities	121,060	118,650
Total Current Liabilities	742,905	629,939

Used Vehicle Flooring	111,843	95,614
Real Estate Debt	161,629	155,890
Other Long-Term Debt	152,324	140,879
Other Liabilities	71,580	63,642

Total Liabilities	1,240,281	1,085,964

Shareholders’ Equity	506,821	493,393

Total Liabilities &
Shareholders’ Equity	$1,747,102	$1,579,357

* Includes contracts-in-transit of $60,281 and $56,211 for 2007 and 2006.

Other Balance Sheet Data (Dollars in Thousands except per share data)

Current Ratio	1.3x	1.2x
LT Debt/Total Cap.
(Excludes Real Estate)	34%	32%
Working Capital	$191,141	$149,701
Book Value per Basic Share	$26.01	$25.32